Exhibit 99(a)(1)(ii)

LETTER OF TRANSMITTAL

To Tender Shares of Class B Common Stock of

JOURNAL COMMUNICATIONS, INC.

Pursuant to the Offer to Purchase

Dated May 17, 2004

OUR OFFER AND YOUR RIGHT TO WITHDRAW WILL EXPIRE AT 9:00 A.M. (NEW YORK CITY TIME)

ON TUESDAY, JUNE 15, 2004, UNLESS THE OFFER IS EXTENDED.

The Information Agent and Depositary for the offer is:

Wachovia Bank, N.A.

By Mail:	By Facsimile Transmission:	By Hand and Overnight Delivery:
Wachovia Bank, N.A. Processing Center for the Journal Communications, Inc. Tender Offer 161 Bay State Drive PO Box 859208 Braintree, MA 02185-9208	(781) 843-5685 Confirm Receipt of Facsimile by Telephone: (781) 843-1833 extension 200	Wachovia Bank, N.A. Processing Center for the Journal Communications, Inc. Tender Offer 161 Bay State Drive PO Box 859208 Braintree, MA 02185-9208

If you require additional information, please call Wachovia Bank, N.A. (“Wachovia”) at (888) 396-0853.

Delivery of this Letter of Transmittal to an address other than as set forth above will not constitute a valid delivery. You must sign this Letter of Transmittal where indicated below and complete the substitute form W-9 provided below.

The Instructions accompanying this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed.

As used herein, the terms “the Company,” “we,” “us,” and “our” refer to Journal Communications, Inc., a Wisconsin corporation.

You must complete Section 1 below (“Percentage or Number of Shares to be Tendered”) to tender shares in the offer. See Instruction 1. If you wish to tender shares that are pledged as collateral, then you and your lender must also complete Section 2 below (“Release of Lender”). See Instruction 1 and Instruction 3. In addition, unless you and your lender complete Section 3 below (“Special Payment Instructions”), we will pay 80% of the purchase price of all shares purchased by us in the offer directly to the lender at which you have pledged your shares as collateral and the remaining 20% directly to you. See Instruction 1 and Instruction 6.

If you wish to tender shares that are pledged as collateral, and you and your lender fail to complete Section 2 below (“Release of Lender”), then your tender of pledged shares will not be valid and therefore will not be accepted.

The Company will accept for payment the percentage or number of your class B shares indicated in the box you have checked, in the order of your most recent purchases first, subject to the terms contained in the Offer to Purchase and this Letter of Transmittal.

Section 1.    Percentage or Number of Shares to be Tendered  (must be completed by all shareholders who wish to tender)

Indicate the percentage or number of your class B shares you wish to tender by checking one of the boxes below.

I wish to tender (check only one):

☐ 16.5% of the class B shares I own	If you check this box, then the Company will accept for payment 16.5% of your class B shares, subject to the terms contained in the Offer to Purchase and this Letter of Transmittal.

☐ % of the class B shares I own	If you check this box, then you must fill in the blank space indicating the percentage of your class B shares you wish to tender. The Company will accept for payment up to the percentage of your class B shares you have indicated, subject to the terms contained in the Offer to Purchase and this Letter of Transmittal.

☐ class B shares	If you check this box, then you must fill in the blank space indicating the number of your class B shares you wish to tender. The Company will accept for payment up to the number of class B shares you have indicated, subject to the terms contained in the Offer to Purchase and this Letter of Transmittal.

The Company will not purchase fractional shares in the offer. In the event that the percentage of shares you checked above results in a fractional share, the fractional share will be disregarded and treated as if it were not tendered.

The Company will accept for payment the percentage or number of your class B shares indicated in the first box you have checked in this Section 1, in the order of your most recent purchases first, subject to the terms contained in the Offer to Purchase and this Letter of Transmittal.

Section 2.    Release of Lender  (complete only if you are tendering pledged shares)

If you wish to tender shares that are pledged as collateral, then you and your lender must complete this Section 2, which provides a release from your lender of its security interest in your shares, subject to receipt of the purchase price in accordance with the terms of the Offer to Purchase and this Letter of Transmittal. If both you and your lender do not complete this Section 2, then any tender of pledged shares will not be valid and therefore will not be accepted.

                                                     (fill in name of lender) and                                                      (fill in name of additional lender, if applicable) hereby releases, and consents to the sale to the Company of,                                          (fill in total number of pledged shares tendered) class B shares registered in the name of the person submitting this Letter of Transmittal. The foregoing release and consent is contingent upon receipt of the purchase price for the shares purchased by the Company in accordance with the terms and conditions of the Offer to Purchase and this Letter of Transmittal (including, if completed, Section 3 hereof). The foregoing release will be deemed not to apply to any class B shares listed above that are not purchased by the Company in the offer.

Lender:	Additional Lender:

Name:	Name:

By:	By:

Its:	Its:

Signature:	Signature:

Date:	Date:

Phone No:	Phone No:

Shareholder:

Name:

Signature:

Date:

(Must be signed by registered holder exactly as his, her or its name appears on the book-entry share ownership records of the Company. If signature is by trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 3.)

Section 3.    Special Payment Instructions  (complete only if you wish to have the purchase price paid in a manner other than 80% to your lender(s) and 20% to you)

Unless you and your lender(s) at which you have pledged your shares as collateral complete this Section 3, we will pay 80% of the purchase price of all pledged shares purchased by us in the offer directly to your lender(s), and the remaining 20% directly to you. However, if you and your lender(s) wish to have the proceeds paid in a different manner, then you and your lender must complete this Section 3 and we will pay the purchase price for all pledged shares purchased by us in the offer in accordance with the instructions contained below. See Instruction 6.

                                                  (fill in name of lender),                                                   (fill in name of additional lender, if applicable) and                                                   (fill in name of shareholder) hereby direct Wachovia to pay the purchase price for all pledged shares purchased by the Company in the offer in accordance with the following instructions:

        % of the purchase price to be paid to                                                   (fill in name of lender)

        % of the purchase price to be paid to                                                   (fill in name of additional

lender, if applicable)

        % of the purchase price to be paid to                                                   (fill in name of shareholder)

Lender:	Additional Lender:

Name:	Name:

By:	By:

Its:	Its:

Signature:	Signature:

Date:	Date:

Phone No:	Phone No:

Shareholder:

Name:

Signature:

Date:

(Must be signed by registered holder exactly as his, her or its name appears on the book-entry share ownership records of the Company. If signature is by trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 3.)

Ladies and Gentlemen:

The undersigned hereby tenders to Journal Communications, Inc., a Wisconsin corporation (the “Company”), the above-described shares of its class B common stock (the “shares”) pursuant to the Company’s Offer to Purchase, dated May 17, 2004 (the “Offer to Purchase”), at a price per share equal to the average of the closing price of our class A common stock on the New York Stock Exchange on each of the five consecutive trading days ending with the third trading day prior to the expiration date of the tender offer, including any extension thereof, net to the seller in cash, without interest (the “purchase price”), upon the terms and subject to the conditions set forth in the Offer to Purchase, receipt of which is hereby acknowledged, and in this Letter of Transmittal (which, as amended from time to time, together constitute the “offer”).

Subject to, and effective upon, acceptance for payment of the shares tendered herewith, in accordance with the terms of the offer (including, if the offer is extended or amended, the terms and conditions of any such extension or amendment), the undersigned hereby sells, assigns and transfers to, or upon the order of, the Company all right, title and interest in and to all the shares that are being tendered hereby, and all dividends, distributions (including, without limitation, distributions of additional shares) and rights declared, paid or distributed in respect of such shares on or after June 15, 2004 (collectively, “distributions”), and irrevocably appoints Wachovia the true and lawful agent and attorney-in-fact of the undersigned with respect to such shares and all distributions, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to:

(i)    transfer ownership of such shares and all distributions on the shareholder’s book entry share ownership account, together with all accompanying evidences of transfer and authenticity, to or upon the order of the Company;

(ii)    present such shares and all distributions for transfer on the books of the Company; and

(iii)    receive all benefits and otherwise exercise all rights of beneficial ownership of such shares and all distributions, all in accordance with the terms of the offer.

The undersigned hereby represents and warrants to the Company that the undersigned has full power and authority to tender, sell, assign and transfer the shares tendered hereby and all distributions, and that if when and to the extent that such shares are accepted for payment by the Company, the Company will acquire good, marketable and, following the release of any liens on the shares by lending institutions as contemplated by the Offer to Purchase and this Letter of Transmittal, unencumbered title to the shares and to all distributions, free and clear of all liens, restrictions, charges and encumbrances, and that none of such shares and distributions will be subject to any adverse claim. The undersigned, upon request, shall execute and deliver all additional documents deemed by Wachovia or the Company to be necessary or desirable to complete the sale, assignment and transfer of the shares tendered hereby and all distributions.

No authority herein conferred or agreed to be conferred shall be affected by, and all such authority shall survive, the death or incapacity of the undersigned. All obligations of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as otherwise stated in the Offer to Purchase, this tender is irrevocable.

The undersigned understands that tenders of shares pursuant to the procedures described in Section 3 of the Offer to Purchase and in this Letter of Transmittal (including the Instructions hereto) will constitute the undersigned’s acceptance of the terms and conditions of the offer, including the undersigned’s representation and warranty that (i) the undersigned has a net long position in the shares being tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended; and (ii) the tender of such shares complies with Rule 14e-4. The Company’s acceptance of such shares for payment will constitute a binding agreement between the undersigned and the Company upon the terms and conditions of the offer.

The undersigned understands that the Company will purchase, as promptly as practicable after the expiration date, by accepting for payment, and will pay for, up to 8,020,467 class B shares in the aggregate from all tendering holders which are validly tendered and not properly withdrawn before the “expiration date” (as defined in Section 1 of the Offer to Purchase). The undersigned understands that the Company will accept for payment any amount up to 16.5%, and possibly up to all, of the undersigned’s class B shares, subject to the proration procedures in Section 4 of the Offer to Purchase.

The undersigned recognizes that, under certain circumstances set forth in the Offer to Purchase, we may terminate or amend the offer or may postpone the acceptance for payment of, or the payment for, shares tendered or may not be required to purchase any of the shares tendered hereby or may accept for payment fewer than all of the shares tendered hereby. The undersigned acknowledges that no interest will be paid on the purchase price for tendered shares regardless of an extension of the offer or any delay in making such payment.

The undersigned further understands that we will accept for payment the percentage or number of the undersigned’s class B shares indicated in the first box checked in Section 1, in the order of the most recent purchases first, subject to the terms contained in the Offer to Purchase and this Letter of Transmittal.

We will pay 80% of the purchase price of all pledged shares purchased by us in the offer directly to the lender(s) at which the undersigned has pledged his or her shares as collateral and the remaining 20% directly to the undersigned for use towards satisfying tax liabilities. Notwithstanding the foregoing, if the undersigned and the undersigned’s lender(s) complete Section 3 hereof (“Special Payment Instructions”), then we will pay the purchase price for all pledged shares purchased by us in the offer in accordance with the instructions contained in such section.

IMPORTANT

SHAREHOLDERS: SIGN HERE

(Please also complete Substitute Form W-9 included herein)

  X

Signature of Shareholder

Dated:                                     , 2004

☐  This is my original Letter of Transmittal (See Instruction 2)

☐  This is a revised Letter of Transmittal (See Instruction 2)

        (Must be signed by registered holder exactly as his, her or its name appears on the book-entry share ownership records of the Company. If signature is by trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 3.)

Name:

(Please Print)

Capacity (full title):

Address:

(Zip Code)

Daytime Area Code and Telephone No.:

Evening Area Code and Telephone No.:

Email Address:

Tax Identification or Social Security No.:

(See substitute Form W-9 included herein)

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Offer

1.    Completing and Delivering this Letter of Transmittal.    In order to validly tender shares of class B common stock in the offer, you must:

a.    complete Section 1 of this Letter of Transmittal (“Percentage or Number of Shares to be Tendered”);

b.    if you are tendering shares that have been pledged as collateral, complete Section 2 of this Letter of Transmittal (“Release of Lender”);

c.    if you wish to have the purchase price for pledged shares paid in a manner other than 80% to your lender(s) and 20% to you, complete Section 3 of this Letter of Transmittal (“Special Payment Instructions”);

d.    sign this Letter of Transmittal;

e.    complete and sign the Substitute Form W-9 included in this Letter of Transmittal; and

f.    deliver your completed Letter of Transmittal to Wachovia at the address set forth on the cover of this Letter of Transmittal before 9:00 A.M. (New York City time) on Tuesday, June 15, 2004.

The method of delivery of this Letter of Transmittal and all other required documents is at the election and risk of the tendering shareholder. This Letter of Transmittal and all other required documents will be deemed delivered only when actually received by Wachovia. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

You must complete Section 1 of this Letter of Transmittal in order to validly tender shares. The Company will accept for payment the percentage or number of your class B shares you have indicated, in the order of your most recent purchases first, subject to the terms contained in the Offer to Purchase and this Letter of Transmittal.

No alternative, conditional or contingent tenders will be accepted and no fractional shares will be purchased. By execution of this Letter of Transmittal (or a manually signed facsimile hereof), all tendering shareholders waive any right to receive any notice of the acceptance of their shares for payment.

2.    Original or Revised Letter of Transmittal.    Please indicate on the signature page of the Letter of Transmittal whether you are submitting an original or a revised Letter of Transmittal. If you are submitting a revised Letter of Transmittal, please also indicate that fact clearly on the front cover of the revised Letter of Transmittal.

3.    Signatures on Letter of Transmittal.    This Letter of Transmittal must be signed by the registered holder of the shares tendered hereby, and the signature must correspond exactly with the name as it appears on the book-entry share ownership records of the Company (which is shown on the share ownership report previously distributed to you by Wachovia, which we refer to as the “Shares Owned Report”). If this Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in fact, officer of a corporation or other person acting as a fiduciary or in representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company of the authority of such person so to act must be submitted.

In addition, if you are tendering shares that are pledged as collateral, then Section 2 of this Letter of Transmittal must be signed by you and by the lender(s) at which you have pledged your shares as collateral in order to validly tender pledged shares.

4.    Stock Transfer Taxes.    The Company will pay all stock transfer taxes with respect to the sale and transfer of any shares to it or its order pursuant to the offer.

5.    Order of Purchase; Proration.    Upon the terms and subject to the conditions of the offer, we will purchase properly tendered shares in the following order of priority:

(i)  First:  We will purchase all shares properly tendered and not withdrawn from each tendering holder, up to 16.5% of such holder’s aggregate number of class B shares at the expiration of the offer. We will purchase shares from each shareholder in the order of the shareholder’s most recent purchases first.

(ii)  Second:  If each of our class B shareholders does not tender 16.5% of such holder’s class B shares and, as a result, we have not purchased a total of 8,020,467 shares, then we will have capacity to purchase “Excess Shares,” which term refers to the number of shares tendered by a holder in excess of 16.5% of his or her aggregate number of class B shares at the expiration of the offer. If we have capacity to purchase Excess Shares, then we will purchase additional shares from shareholders that have tendered Excess Shares in an amount equal to the percentage of Excess Shares that we have the capacity to acquire multiplied by each holder’s Excess Shares.

6.    Special Payment Instructions.    We will pay 80% of the purchase price of all pledged shares purchased by us in the offer directly to the lender(s) at which the undersigned has pledged his or her shares as collateral and the remaining 20% directly to the undersigned for use towards satisfying tax liabilities. Notwithstanding the foregoing, if the undersigned and the lender(s) at which the undersigned has pledged his or her shares as collateral wish to have the proceeds paid in a different manner, then the undersigned and the undersigned’s lender(s) must complete Section 3 of this Letter of Transmittal, and we will pay the purchase price for all shares purchased by us in the offer in accordance with the instructions contained therein.

7.    Waiver of Conditions.    The conditions to the offer may be waived by the Company in whole or in part at any time and from time to time in its sole discretion.

8.    Irregularities.    All questions as to the number of shares to be accepted, the validity, form, eligibility (including time or receipt) and acceptance for payment of any tender of shares, and the special payment instructions (in the event the undersigned and the undersigned’s lender(s) have completed Section 3 (“Special Payment Instructions”) of this Letter of Transmittal) will be determined by the Company in its sole discretion, which determinations shall be final and binding on all parties. The Company reserves the absolute right to reject any or all tenders of shares it determines not to be in proper form or the acceptance of which or payment for which may, in the opinion of the Company’s counsel, be unlawful. The Company also reserves the absolute right to waive any of the conditions of the offer or any defect or irregularity in any tender with respect to any particular shares or any particular shareholder, and the Company’s interpretation of the terms of the offer (including these Instructions) will be final and binding on all parties. No tender of shares will be deemed to be properly made until all defects and irregularities have been cured by the tendering shareholder or waived by the Company. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. None of the Company, Wachovia or any other person is or will be obligated to give notice of any defects or irregularities in tenders and none of them will incur any liability for failure to give any such notice.

9.    Questions and Requests for Assistance or Additional Copies.    Wachovia is acting as the Information Agent and Depositary for the offer. Questions and requests for assistance may be directed to Wachovia at the address or telephone numbers set forth herein. Additional copies of the Offer to Purchase and this Letter of Transmittal may be obtained from Wachovia.

10.    Substitute Form W-9.    Each tendering shareholder is required to provide Wachovia with a correct Taxpayer Identification Number (“TIN”) on the Substitute Form W-9 which is provided under “Important Tax Information” below, and to certify, under penalties of perjury, that such number is correct and that such shareholder is not subject to backup withholding of federal income tax. If a tendering shareholder has been notified by the Internal Revenue Service that such shareholder is subject to back-up withholding, such shareholder must cross out item (2) of the Certification box of the Substitute Form W-9, unless such shareholder has since been notified by the Internal Revenue Service that such shareholder is no longer subject to backup withholding. Failure to provide the information on the Substitute Form W-9 may subject the tendering shareholder to 28% federal income tax withholding on the payment of the purchase price of all shares purchased from such shareholder. If the tendering shareholder has not been issued a TIN and has applied for one or intends to apply for one in the near future, such shareholder should write “Applied For” in the space provided for the TIN in Part III of the Substitute Form W-9, and sign and date the Substitute Form W-9. If “Applied For” is written in Part III, Wachovia will withhold 28% on all payments made to such shareholder until a TIN is provided to Wachovia.

IMPORTANT: This Letter of Transmittal properly completed and duly executed must be received by Wachovia on or prior to the expiration date and time.

IMPORTANT TAX INFORMATION

Under the federal income tax law, a shareholder whose tendered shares are accepted for payment is required by law to provide Wachovia (as payor) with such shareholder’s correct TIN on Substitute Form W-9 below. If such shareholder is an individual, the TIN is such shareholder’s social security number. If Wachovia is not provided with the correct TIN, the shareholder may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, payments that are made to such shareholder with respect to shares purchased pursuant to the offer may be subject to backup withholding of 28%.

Certain shareholders (including, among others, corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, such individual must submit a statement, signed under penalties of perjury, attesting to such individual’s exempt status. Forms of such statements can be obtained from Wachovia. See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional instructions. A shareholder should consult his or her tax adviser as to such shareholder’s qualification for exemption from backup withholding and the procedure for obtaining such exemption.

If backup withholding applies, Wachovia is required to withhold 28% of any payments made to the shareholder. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

Purpose of Substitute Form W-9

To prevent backup withholding on payments that are made to a shareholder with respect to shares purchased pursuant to the offer, the shareholder is required to notify Wachovia of such shareholder’s correct TIN by completing the form below certifying (i) that the TIN provided on Substitute Form W-9 is correct (or that such shareholder is awaiting a TIN); and (ii) that (a) such shareholder has not been notified by the Internal Revenue Service that such shareholder is subject to backup withholding as a result of a failure to report all interest or dividends; or (b) the Internal Revenue Service has notified such shareholder that such shareholder is no longer subject to backup withholding.

What Number to Give Wachovia

The shareholder is required to give Wachovia the social security number or employer identification number of the record holder of the shares tendered hereby. If the shares are in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidance on which number to report. If the tendering shareholder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future, the shareholder should write “Applied For” in the space provided for the TIN in Part III, and sign and date the Substitute Form W-9. If “Applied For” is written in Part III, Wachovia will withhold 28% of all payments made to such shareholder until a TIN is provided to Wachovia.

ALL TENDERING SHAREHOLDERS MUST COMPLETE THE FOLLOWING:

PAYER’S NAME: WACHOVIA BANK, N.A.

SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service Payer’s Request for Taxpayer Identification Number (“TIN”)	PART I—Taxpayer Identification Number—For all accounts, enter your taxpayer identification number in Part III. (For most individuals, this is your social security number. If you do not have a number, see Obtaining a Number in the enclosed Guidelines and complete as instructed.) Certify by signing and dating below. Note: If the account is in more than one name, see the chart in the enclosed Guidelines to determine which number to give the payer.	PART III — Social Security Number or Employee ID Number (If awaiting TIN write “Applied For”)

PART II—For Payees exempt from backup withholding, see the enclosed Guidelines and complete as instructed therein.

CERTIFICATION—Under penalties of perjury, I certify that:

(1)    The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me); and

(2)    I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding.

CERTIFICATE INSTRUCTIONS—You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because of under-reporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out such item (2).

	Signature	Date

NOTE:	Failure to complete and return this form may result in backup withholding of 28% of any payments made to you pursuant to the offer. Please review the enclosed guidelines for certification of taxpayer identification number on substitute form W-9 for additional details.

You must complete the following certificate if you are awaiting (or will soon apply for) a taxpayer identification number.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me and either (i) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office; or (ii) I intend to mail or deliver an application in the near future. I understand that, notwithstanding the information I provided in Part I of the Substitute Form W-9 (and the fact that I have completed this Certificate of Awaiting Taxpayer Identification Number), 28% of all reportable payments made to me until I provide a taxpayer identification number may be withheld.

Signature	Date

Any questions and requests for assistance or additional copies of the Offer to Purchase, this Letter of Transmittal and related materials may be directed to Wachovia at its address and telephone number set forth below.

We urge you to consult with your tax and financial advisers concerning the tax consequences to you of the offer.

The Information Agent and Depositary for the offer is:

WACHOVIA BANK, N.A.

PA 1328

123 South Broad Street

Philadelphia, Pennsylvania 19109-1199

Call Toll Free: (888) 396-0853

May 17, 2004

IMPORTANT: This Letter of Transmittal or a manually signed facsimile thereof (together with all other required documents) must be received prior to 9:00 A.M., New York City Time, on the expiration date.